UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2007

                    DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 27, 2007, Delta Air Lines, Inc. entered into an amendment to a credit facility with General Electric Capital Corporation (“GECC”) referred to as the Spare Parts Loan under the heading “Reimbursement Agreement and Other GECC Agreements” in Note 6 of the Notes to Delta’s Consolidated Financial Statements in its Form 10-K for the fiscal year ended December 31, 2006. As a result of this amendment, among other things, the outstanding principal amount under the Spare Parts Loan was increased to $415 million and the interest rate was reduced.  In addition, to secure Delta’s obligations under the Spare Parts Loan and other loan facilities with GECC, Delta granted to GECC subordinated liens on 19 aircraft subject to the indentures under Delta’s 2001-2 enhanced equipment pass through trust certificates transaction.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian
Date: October 2, 2007		Edward H. Bastian President and Chief Financial Officer